UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

SERITAGE GROWTH PROPERTIES

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530
New York, New York	10110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 355-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares of beneficial interest, par value $0.01 per share	SRG	New York Stock Exchange
7.00% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	SRG-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2023, the Compensation Committee of the Board of Trustees approved amended and restated employment offer letter addendums (each, an “Amended Addendum”) for Eric Dinenberg, the Company’s Chief Operating Officer, and Matthew Fernand, the Company’s Chief Legal Officer and Corporate Secretary (together, the “Executives”). The Amended Addendums replace the employment offer letter addendums approved for each Executive in March 2022 that provided for each Executive’s retention and compensation through March 2024 (the “Original Addendums”). The Amended Addendums generally extend the retention and compensation structure previously established for the Executives as the Company continues to execute on its plan of sale.

The Amended Addendums will be effective for an initial term ending March 15, 2025, in the case of Mr. Dinenberg, and ending March 15, 2026, in the case of Mr. Fernand (the “Initial Term”). The Initial Term will be automatically extended for a renewal term of one year (each, a “Renewal Term”) at the end of the Initial Term, and thereafter will be automatically extended for an additional one year Renewal Term at the end of each concluding Renewal Term, unless (a) either party notifies the other party of its non-renewal not later than 120 days prior to the end of the applicable term by providing written notice of non-renewal (such notice, a “Non-Renewal Notice”) or (b) the Executive’s employment is sooner terminated with or without “cause” or “good reason” or due to death or “disability” (each, as defined in the Amended Addendums).

Under the Amended Addendums, each Executive will be entitled to an annual retention bonus during each applicable Retention Period (as defined below), with one-quarter of his Retention Bonus Amount (as defined below) on each July 15 and November 15 and one-half of his Retention Bonus Amount on each March 15, subject in each case to the Executive remaining actively employed in good standing with the Company through each respective payment date. For purposes of the Amended Addendums, the (a) “Retention Bonus Amount” means (1) $750,000, in the case of Mr. Dinenberg, and $796,875, in the case of Mr. Fernand, for the Retention Period beginning March 16, 2023, and (2) for each Retention Period thereafter, an amount equal to 105% of the Retention Bonus Amount for the immediately preceding Retention Period, and (b) “Retention Period” means the period of time beginning on March 16th of a particular calendar year and ending on March 15th of the following calendar year.

As set forth in the Amended Addendums, beginning March 16, 2024, each Executive’s annual salary will automatically increase by 5% each successive Retention Period to occur during the term of the Executive’s employment. Each Executive’s annual target bonus amount, equaling 75% of the Executive’s then-current annual salary, will be paid no later than March 15 of the following calendar year if he is actively employed on the payment date. Consistent with current practice, there will be no performance metrics applicable to the annual bonus payouts.

In lieu of any future annual equity grants, each Executive’s Target Equity Amount (as defined below) will be granted in the form of a cash award on March 15 of the applicable year during the period of the Executive’s employment (each, a “Cash Award”), and, beginning with the grant date of March 15, 2024, for the Retention Period beginning March 16, 2023, each Cash Award will vest as to (a) 1/3rd of the award on the grant date and (b) 2/3rds of the award in equal annual installments on each anniversary from the grant date, subject to the Executive’s active employment in good standing through such vesting date. For purposes of the Amended Addendums, the “Target Equity Amount” means (a) $300,000, in the case of Mr. Dinenberg, and $318,750, in the case of Mr. Fernand, for the Retention Period beginning March 16, 2023, and (b) for each Retention Period thereafter, an amount equal to 105% of the Target Equity Amount for the immediately preceding Retention Period. If the Executive’s employment is terminated by the Company without cause (including due to death or disability), by the Company through delivery of a Non-Renewal Notice or by the Executive for good reason, (a) any Cash Awards scheduled to be granted during the Initial Term or Renewal Term, as applicable, will become immediately granted, vested and payable as of the Executive’s termination date and (b) the unvested portion of the Executive’s outstanding Cash Awards (including those granted prior to the execution of the Amended Addendums) will become vested and payable as of his termination date.

In the event that either Executive’s employment is terminated by the Company without cause (including due to death or disability), by the Company through delivery of a Non-Renewal Notice or by the Executive for good reason, subject to the Executive’s delivery of an effective release of claims to the Company, the severance payable under the Executive’s original offer letter will be payable to him in a single lump sum, rather than in a series of installments. In addition, under the terms of the Amended Addendums, the Executive will be entitled to (a) any unpaid Retention Bonus Amount scheduled to be paid during the Initial Term or Renewal Term, as applicable, as of the effective date of his termination of employment; (b) an amount equal his annual salary that would have been paid to him for the period beginning on the effective date of his termination of employment and ending on the expiration of the Initial Term or Renewal Term, as applicable; (c) an amount equal to (1) the sum of the target bonus amounts plus the Target Equity Amounts that would have been paid or granted to him during the Initial Term or Renewal Term, as applicable, minus (2) in the case of the Initial Term only, the total amount of the target bonus amounts and the Target Equity Amounts paid to him in the ordinary course of business on or prior to the effective date of his termination of employment for the same performance year(s); and (d) in the case of a termination of employment by the Company without cause that occurs after the Non-Renewal Notice is due (and such notice was not timely delivered) for the Initial Term or the Renewal Term, as applicable, and before the next Renewal Term commences, an additional amount equal to one-third of the sum of the Executive’s annual salary, target bonus amount, and Target Equity Amount for the next Retention Period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Matthew Fernand
Chief Legal Officer

Date: October 27, 2023